EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-8 of Imaging3, Inc. (the “Company”) dated May 23 , 2017, of our report dated April 14, 2017 relating to the Company’s financial statements for the year ended December 31, 2016, and the reference to our firm under the caption “Experts” in the Registration Statement.

Rose, Snyder & Jacobs LLP

Encino, California

May 23, 2017